UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 19, 2009

Cloud Peak Energy Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34547	26-3088162
(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave.
Gillette, WY	82716
(Address of Principal Executive Offices)	(Zip Code)

(307) 687-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 19, 2009, Cloud Peak Energy Inc. (the “Company”) entered into the Underwriting Agreement, by and among the Company, Cloud Peak Energy Resources LLC (“CPE LLC”) and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and RBC Capital Markets Corporation, as representatives of the several underwriters (the “Representatives”) (the “Underwriting Agreement”), pursuant to which the Company agreed to sell to the underwriters the 30,600,000 shares of common stock to be sold in the Company’s initial public offering of common stock of the Company, $0.01 par value per share (the “IPO”).

Per the over-allotment option, the Company has granted to the underwriters a 30-day option to purchase up to 4,590,000 additional shares from the Company at the IPO price less the underwriting discounts and commissions.

The Underwriting Agreement provides for a “lock-up” period of 180 days, subject to customary exceptions and extensions, during which the Company agreed that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the United States Securities and Exchange Commission (“SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to, any shares of the Company’s common stock or securities convertible into or exchangeable or exercisable for any shares of the Company’s common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives.  The Company’s officers and directors and Rio Tinto Energy America Inc. (“RTEA”) and Kennecott Management Services Company (“KMS”) also agreed to a “lock-up” period of 180 days, subject to customary exceptions and extensions, during which they agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Company’s common stock or securities convertible into or exchangeable or exercisable for any shares of the Company’s common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Company’s common stock, whether any of these transactions are to be settled by delivery of the Company’s common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives.

The underwriters reserved for sale at the IPO price up to 1,530,000 shares of the common stock for employees and directors who expressed an interest in purchasing common stock in the IPO.  The number of shares available for sale to the general public in the IPO is reduced to the extent these persons purchase the reserved shares.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  The Company and CPE LLC have also agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.  The foregoing summary description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1.

Purchase Agreement

On November 20, 2009, CPE LLC, Cloud Peak Energy Finance Corp. and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and RBC Capital Markets Corporation, as private placement agents, entered into the Purchase Agreement in connection with the offering of $300 million of 8.25% senior notes due 2017 and $300 million of 8.50% senior notes due 2019.  The notes are guaranteed by all of CPE LLC’s existing and future restricted subsidiaries that will guarantee CPE LLC’s debt under CPE LLC’s credit agreement.

The notes are to be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.  The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Master Separation Agreement

On November 19, 2009, the Company entered into the Master Separation Agreement, by and among the Company, CPE LLC (and its subsidiaries listed on the signature page thereto), Rio Tinto America Inc. (“Rio Tinto America”), RTEA and KMS (the “Master Separation Agreement”).  The Master Separation Agreement sets forth the agreements relating to the separation of the Company from Rio Tinto America, RTEA and their affiliates (collectively, “Rio Tinto”) and governing the Company’s relationship following the completion of the IPO.  Certain terms of the Master Separation Agreement are discussed below.

Intercompany Agreements.  The Master Separation Agreement generally provides that all existing agreements or arrangements between the Company or CPE LLC and Rio Tinto and its affiliates are terminated, except for the certain agreements or arrangements relating to certain insurance policies and existing surety bonds and other support arrangements.

Financial Information.  The Company and CPE LLC agreed to provide certain financial information related to the Company’s business and information regarding the Company’s reserves to Rio Tinto or its affiliates for so long as RTEA or its affiliates own more than 20% of the outstanding common membership units in CPE LLC or, notwithstanding this ownership percentage, are required to account for their investment in the Company on a consolidated basis or under the equity method of accounting, unless otherwise agreed by the Company and Rio Tinto.

Exchange of Other Information.  The Master Separation Agreement also provides for the mutual sharing of information between the Company, CPE LLC and Rio Tinto and its affiliates in order to comply with reporting, filing, audit or tax requirements, for use in judicial proceedings.  The

Company and CPE LLC also agreed with Rio Tinto and its affiliates to provide mutual access to historical records relating to CPE LLC’s or Rio Tinto’s businesses that have been retained or maintained by the other party.

Release.  Except for each party’s obligations under the Master Separation Agreement, the other structuring-related agreements and certain other specified liabilities, the Company, CPE LLC and Rio Tinto release and discharge each other and each of the parties’ respective affiliates from all liabilities existing or arising between the Company and CPE LLC and all liabilities existing or arising between Rio Tinto and its affiliates on or before the completion of the IPO, except to the extent the liabilities arise from the fraud, gross negligence or willful misconduct of certain of the respective directors and officers.  The release does not include obligations or liabilities under any agreements among the Company, CPE LLC and Rio Tinto or affiliates of Rio Tinto that remain in effect.

Indemnification.  The Master Separation Agreement sets forth various indemnification obligations of CPE LLC and Rio Tinto.

CPE LLC will indemnify Rio Tinto and its affiliates for certain liabilities related to CPE LLC’s historical business and the ordinary course operation of the Company’s business, as well as for other liabilities related to the Company’s business following the IPO and certain of the structuring-related agreements.  All indemnification obligations of CPE LLC are fully and unconditionally guaranteed by CPE LLC’s wholly-owned subsidiaries.  The indemnification obligations set forth in the various other structuring-related agreements provide that any indemnification obligations are payable as set forth in the Master Separation Agreement.  CPE LLC will indemnify Rio Tinto and its affiliates on a dollar-for-dollar basis with respect to certain “general indemnities” and on a dollar-for-dollar basis plus a fraction of a dollar equal to the ownership interest of Rio Tinto and its affiliates in CPE LLC at the relevant time with respect to certain “special indemnities.”

Rio Tinto America will indemnify the Company for liabilities related to the Colowyo mine and the uranium mining venture, which were not contributed to CPE LLC, and, subject to certain limitations set forth in the Master Separation Agreement, liabilities related to the Jacobs Ranch mine arising under the membership interest purchase agreement, dated as of March 8, 2009, by and between Rio Tinto Sage LLC and Arch Coal, Inc., other than certain liabilities related to the Jacobs Ranch mine that will be retained by the Company and CPE LLC (including liabilities arising due to the gross negligence or willful misconduct of the Company or its officers or employees).  Rio Tinto America will also indemnify the Company for any breach by Rio Tinto of the Master Separation Agreement or any other structuring-related agreement and for all liabilities resulting from actions taken by Rio Tinto after the completion of the IPO on the Company’s behalf constituting gross negligence or willful misconduct.  Rio Tinto America will indemnify the Company on a dollar-for-dollar basis for all of its indemnification obligations owed to the Company and CPE LLC.

Expenses of the IPO and Debt Financing Transactions.  Rio Tinto or an affiliate of Rio Tinto will pay all of the Company’s out-of pocket costs and expenses incurred in connection with the structuring transactions, the IPO and the debt financing transactions (other than fees, discounts and commissions in connection with the IPO and the debt financing transactions).

Corporate Opportunities.  Rio Tinto will continue to hold certain coal assets in the U.S. and abroad following the completion of the IPO.  The Colowyo mine in Colorado was not contributed to CPE LLC and, therefore, will not be owned by CPE LLC and may compete with the Company’s continuing business.  Rio Tinto may expand, through development of its remaining coal business, acquisitions or otherwise, its operations that directly or indirectly compete with the Company.  The Master Separation Agreement provides that, except as otherwise agreed between the Company and Rio Tinto, for one year following the completion of the IPO, RTEA or its affiliates will not pursue any competitive activity or acquisition in the coal industry within the powder-river basin (“PRB”) (other than activities related to the Jacobs Ranch mine in connection with the Jacobs Ranch sale).  Rio Tinto and its affiliates will not be prohibited from pursuing any competitive activity or acquisition outside of the PRB.

Following the completion of the IPO, if a corporate opportunity is offered to Rio Tinto or its affiliates or one or more of Rio Tinto’s or its affiliates’ executive officers or directors that relates to any competitive activity or acquisition in the coal industry:

•                                          within the PRB after the one-year period referred to above; or

•                                          outside of the PRB,

no such person shall be liable to the Company or any of its shareholders or CPE LLC or any of its members for breach of any fiduciary or other duty by reason of the fact that the person, including Rio Tinto and its affiliates, pursues or acquires the business opportunity, directs the business opportunity to another person or fails to present the business opportunity, or information regarding the business opportunity, to the Company or CPE LLC, unless, in the case of any person who is a director or officer of the Company or CPE LLC, the business opportunity is expressly offered to the director or executive officer in his or her capacity as an executive officer or director of the Company or CPE LLC.

Continuance of Surety Bonds, Letters of Credit and Other Arrangements.  The Company’s existing surety bonds, letters of credit and other guarantees or credit arrangements, including with respect to the Company’s reclamation obligations, have been provided historically by Rio Tinto and its affiliates.  These arrangements will not terminate upon completion of the IPO.  The Company and CPE LLC agreed to use commercially reasonable efforts to obtain new surety bonds, letters of credit or other credit arrangements and to obtain the full release of Rio Tinto and its affiliates with respect to any existing surety bonds, letters of credit and other guarantees or credit arrangements.  The Company, CPE LLC and their respective affiliates agreed to indemnify Rio Tinto and its affiliates for all liabilities arising out of or relating to any such existing surety bonds, letters of credit and other guarantees or credit arrangements that remain in place following the completion of the IPO.

Certain of the Company’s existing reclamation obligations are secured by letters of credit issued under Rio Tinto’s pre-existing credit facilities.  As part of the transition to the Company’s own surety bond arrangements, the Company and CPE LLC placed approximately $80.2 million in escrow for the benefit of Rio Tinto with respect to Rio Tinto’s liabilities under the existing surety arrangements.  If any payment obligation is triggered under any of these arrangements prior to the time that Rio Tinto and its affiliates are fully released with respect to these obligations, any amounts payable by Rio Tinto will be released to Rio Tinto from escrow.  As the Company obtains new surety bonds to replace its existing surety arrangements, this restricted cash amount will be released from escrow from time to time to the Company’s surety bond providers, as needed, to secure the Company’s new surety bond arrangements.  If the Company uses unrestricted cash as collateral to secure its new surety bond arrangements, a comparable amount of restricted cash will be released to the Comopany from escrow.

If the Company’s existing surety arrangements are not replaced with new surety bonds, letters of credit or other credit arrangements and Rio Tinto and its affiliates are not fully released within 120 days following the completion of the IPO, CPE LLC will pay to Rio Tinto a monthly fee equal to 4% per annum of the Rio Tinto exposure amount, which amount is equal to (i) approximately 40% of the amount of the Company’s existing surety arrangements that remain outstanding (other than certain arrangements with respect to the Decker mine) and (ii) 100% of the total face amount of certain of the Company’s arrangements that remain outstanding with respect to the Decker mine.  In addition, if any of the Company’s existing surety arrangements remain outstanding after 120 days following the completion of the IPO, the Company will be required to arrange for the issuance of a letter of credit for the benefit of Rio Tinto in an amount equal to the Rio Tinto exposure amount.  The amount of this letter of credit will be reduced as the Company obtains replacement surety arrangements.  Notwithstanding the foregoing, if the Company deposits in good faith the full amount of the replacement surety bond arrangements needed to secure its reclamation obligations with the applicable regulatory authorities within 60 days following the completion of the IPO, the Company will have 180 days from the completion of the IPO to obtain the full release of Rio Tinto and its affiliates under the Company’s existing surety arrangements.  If Rio Tinto and its affiliates are not released within this 180-day period, the Company will be required to arrange for the issuance of a letter of credit for the benefit of Rio Tinto in an amount equal to the Rio Tinto exposure amount.  The Company will not, however, be required to pay the 4% fee unless certain of the Company’s replacement surety arrangements are rejected by the applicable regulatory authority and the Company is unable to arrange for a replacement surety bond arrangement and obtain the full release of Rio Tinto and its affiliates within 180 days following the completion of the IPO.  If this occurs, the 4% fee will be payable on the Rio Tinto exposure amount with respect to the rejected surety bond arrangements.

Working Capital Adjustment.  Under the Master Separation Agreement, the Company and Rio Tinto agreed that upon completion of the IPO, $181 million of unrestricted proceeds from the senior notes offering will remain with CPE LLC, subject to final adjustments post-closing based on the Company’s final working capital amounts.  This adjustment will occur no later than 15 business days following the completion of the structuring transactions unless there is a disagreement between the Company and Rio Tinto with respect to the amount of the adjustment.  After the pricing of the IPO, the Company and CPE LLC entered into a short-term revolving loan agreement for up to $10 million with Rio Tinto to advance funds to the Company and CPE LLC to make certain payments prior to the closing of the IPO.  Any amounts drawn on the loan will be repaid out of the proceeds of the senior notes offering.

Non-Solicitation.  The Company agreed with Rio Tinto and its affiliates that for a period of 12 months following the completion of the IPO, neither the Company nor CPE LLC, nor Rio Tinto nor its affiliates will solicit any employee of the other company, subject to certain exceptions.

Other Provisions.  The Master Separation Agreement also contains covenants among the Company, CPE LLC and Rio Tinto and its affiliates with respect to, among other covenants:

•                                          confidentiality of the Company’s, CPE LLC’s and Rio Tinto’s proprietary information;

•                                          restrictions on the Company’s ability to take any action that limits Rio Tinto’s or any of its affiliates’ ability to freely sell, transfer, assign, pledge or otherwise dispose of the Company’s stock; and

•                                          cooperation with respect to litigation.

A copy of the Master Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing summary description of the Master Separation Agreement is qualified in its entirety by reference to the Master Separation Agreement filed as Exhibit 10.1.

Transition Services Agreement

On November 19, 2009, the Company entered into the Transition Services Agreement, by and among the Company, CPE LLC and Rio Tinto Services Inc. (“RTS”) (the “Transition Services Agreement”).  Historically, Rio Tinto has provided key services to the Company, including services related to treasury, accounting, procurement, legal services, information technology, employee benefit and welfare plans, among other services.  Pursuant to the Transition Services Agreement, RTS agreed to continue to provide CPE LLC with certain of these key services for a transition period generally of nine months with the exception of certain benefit administration services, which will continue through December 31, 2009.

Pursuant to the Transition Services Agreement, RTS will provide services to CPE LLC, including certain:

•                                          treasury, accounts payable and other financial related services;

•                                          data management and transactional purchasing procurement services;

•                                          benefit administration related services; and

•                                          information technology, network and related services.

CPE LLC has agreed to pay RTS for such services as set forth in the Transition Services Agreement.  It is expected that the total amounts paid to RTS under the Transition Services Agreement on behalf of CPE LLC (assuming no extensions of the services) could be up to approximately $3.1 million.  Payments for services will be made on a monthly basis and CPE LLC will also reimburse RTS for all reasonable out-of-pocket expenses.  Any amounts owed by CPE LLC to RTS under the Transition Services Agreement that are not paid when due will bear interest at a rate of 10% per annum compounded annually from the time the payment was due until paid.  However, if the term of any service provided under the agreement is extended or if there is a material change in the assumptions originally used by the Company or CPE LLC and RTS in determining the costs to be charged for the service, the amounts payable to RTS will be adjusted accordingly as mutually agreed to by CPE LLC and RTS.

A copy of the Transition Services Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.  The foregoing summary description of the Transition Services Agreement is qualified in its entirety by reference to the Transition Services Agreement filed as Exhibit 10.2.

Registration Rights Agreement

On November 19, 2009, the Company entered into the Registration Rights Agreement, by and among the Company, CPE LLC, Rio Tinto America, RTEA and KMS (the “Registration Rights Agreement”).  Subject to several exceptions, Rio Tinto America will have the right to require the Company to register for public resale under the Securities Act all registrable securities that are held by RTEA and KMS and that Rio Tinto America requests be registered at any time after the expiration or waiver of the lock-up period following the IPO.  Registrable securities subject to the Registration Rights Agreement are shares of the Company’s common stock issued or issuable in exchange for common membership units and any other shares of the Company’s common stock held by RTEA, KMS and any of their transferees.  Rio Tinto America, RTEA and KMS may each assign their rights under the Registration Rights Agreement to any person that acquires registrable securities subject to the agreement and who agrees to be bound by the terms of the agreement.

Rio Tinto America may require the Company to use reasonable best efforts to register under the Securities Act all or any portion of these registrable securities upon a “demand request.”  The demand registration rights are subject to certain limitations.

The Registration Rights Agreement will include customary blackout and suspension periods.  In addition, Rio Tinto America may require the Company to file a registration statement on Form S-3 for the resale of their registrable securities if the Company is eligible to use Form S-3 at that time.

Holders of registrable securities also have “piggyback” registration rights, which means that these holders may include their respective shares in any future registrations of the Company’s equity securities, whether or not that registration relates to a primary offering by the Company or a secondary offering by or on behalf of any of the Company’s stockholders.  During the first three years following the completion of the IPO, RTEA and/or KMS have priority over the Company and any other of the Company’s stockholders in any registration that is an underwritten offering.

The Company and RTEA and/or KMS would share responsibility for the expenses of any demand registration (other than underwriters’ discounts or commissions) with the Company covering 25% of the expenses and RTEA and/or KMS covering 75% of the expenses.  The Company bears the expenses of any piggyback registration.  RTEA and KMS are responsible for any underwriters’ discount or commission in an offering by them pursuant to a demand registration and their pro rata share of any underwriters’ discount or commission in any piggyback registration and the Company will be responsible for any underwriters’ discount or commission for shares the Company sells even if the proceeds are intended to be used to redeem RTEA’s or KMS’s common membership units in CPE LLC.  CPE LLC also agreed to indemnify holders with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to the Company for use in the registration statement by a holder.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference.  The foregoing summary description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement filed as Exhibit 10.3.

Employee Matters Agreement

On November 19, 2009, the Company entered into the Employee Matters Agreement, by and among the Company, CPE LLC, Rio Tinto America, RTEA, Cloud Peak Energy Services Company and, for a limited purpose, Rio Tinto plc and Rio Tinto Limited (the “Employee Matters Agreement”) to govern certain compensation and employee benefit obligations with respect to those employees being transferred to the Company and CPE LLC from Rio Tinto.  The Employee Matters Agreement allocates liabilities and responsibilities relating to certain employee compensation and benefit plans and programs and related matters in connection with the separation, including, among other things, health and welfare benefit obligations, the treatment of outstanding annual bonus awards and long-term incentive awards, deferred compensation obligations and retirement plans.

A copy of the Employee Matters Agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.  The foregoing summary description of the Employee Matters Agreement is qualified in its entirety by reference to the Employee Matters Agreement filed as Exhibit 10.4.

Third Amended and Restated Limited Liability Company Agreement of Cloud Peak Energy Resources LLC

On November 19, 2009, the Company entered into the Third Amended and Restated Limited Liability Company Agreement of Cloud Peak Energy Resources LLC, by and among the Company, RTEA and KMS (the “LLC Agreement”).  Certain terms of the LLC Agreement are discussed below.

Appointment as Manager.  Under the LLC Agreement, the Company became a member and the sole manager of CPE LLC.  As the sole manager, the Company is able to control all of the day to day business affairs and decision-making of CPE LLC without the approval of any other member.  As such, the Company, through its officers and directors, is responsible for establishing the strategy and business policies of CPE LLC and for all operational and administrative decisions of CPE LLC and the day to day management of CPE LLC’s business.  Furthermore, the Company can only be removed as manager of CPE LLC if it resigns or if it removes itself as manager.  If this occurs, the Company must appoint a new manager and, if the Company continues to own common membership units in CPE LLC, the Company will become a non-managing member in CPE LLC.  However, if the Company resigns or removes itself as manager, the Management Services Agreement (described below) with CPE LLC terminates.

Rio Tinto Approval Rights.  In general, so long as Rio Tinto owns, directly or indirectly, at least 30% of the common membership units of CPE LLC outstanding as of completion of the IPO (treating for purposes of this calculation shares acquired upon exercise of the redemption rights and not disposed of by Rio Tinto as units), Rio Tinto’s consent is required prior to the Company and/or CPE LLC taking certain actions, including any of the following actions:

•                                          approval of any transaction that would result in a change of control of CPE LLC or the Company or a change in the manager of CPE LLC;

•                                          the merger, consolidation, dissolution or liquidation of CPE LLC or any merger, consolidation, dissolution or liquidation of any subsidiary of CPE LLC (with customary exceptions);

•                                          the direct or indirect sale, transfer, lease or other disposition of property or assets (including capital stock of any subsidiary) of CPE LLC and its subsidiaries outside of the ordinary course of business in excess of $500 million (subject to adjustment for inflation); provided, however, that Rio Tinto’s consent is not required for the creation, incurrence or assumption of (or foreclosure or other realization with respect to) any lien created, incurred or assumed in connection with indebtedness assumed, incurred or issued in connection with the IPO, the debt financing transactions and the other transactions contemplated by the LLC Agreement or the other structuring-related agreements;

•                                          any fundamental change outside of the ordinary course in the nature (but not size or methods) of CPE LLC’s coal business as in effect upon completion of the IPO, but only insofar as such fundamental change does not relate to the normal operation or activities of CPE LLC’s coal business or any business or operation reasonably related or ancillary to CPE LLC’s business;

•                                          the acquisition of any other business or asset that has a purchase price in excess of $500 million or that would result in the issuance of equity interests by the Company or CPE LLC in excess of $500 million (subject to adjustment for inflation);

•                                          the assumption, incurrence or issuance of indebtedness in excess of 125% of the indebtedness amounts included in CPE LLC’s operating plan (subject to adjustment for inflation), other than indebtedness to fund ordinary course business operations or to fund any capital expenditures which do not require Rio Tinto consent;

•                                          making or committing to make in any calendar year period, capital expenditures outside the ordinary course of business; provided that the following capital expenditures (subject to adjustment for inflation) shall be deemed to be in the ordinary course of business (x) committed lease by applications (“LBA”) payments included in CPE LLC’s operating plan and (y) the aggregate amount of all other capital expenditures not in excess of 125% of the sum of (1) uncommitted LBA payments included in CPE LLC’s operating plan, (2) non-LBA capital payments included in CPE LLC’s operating plan and (3) the cumulative amount by which the actual capital expenditures in preceding years for capital expenditures other than committed LBA payments is less than the sum of uncommitted LBA payments and non-LBA payments for the prior years; and

•      except as otherwise set forth in any other structuring-related agreement, settling claims as to which Rio Tinto would have liability.

Tax Matters.  The Company is the tax matters member of CPE LLC.  If Rio Tinto owns any common membership units, CPE LLC is prohibited from making tax elections or taking positions on tax issues which would harm Rio Tinto if such election or position had not been made or taken.  Rio Tinto also has a consent right over the Company’s actions as tax matters member of CPE LLC, including initiating proceedings and extending statutes of limitations, if such action would have a significant adverse effect on Rio Tinto.  In addition, CPE LLC must operate substantially all of its business through entities treated as partnerships or disregarded entities for U.S. federal income tax purposes.

Compensation.  The Company is not entitled to compensation for its services as manager except as provided in the Management Services Agreement.

Distributions.  The LLC Agreement provides that distributions of cash are made in the Company’s discretion, as manager, pro rata among the members holding common membership units in accordance with their respective percentage interests in CPE LLC.  It is intended that the distributions made are sufficient to enable the Company to satisfy any present or future tax, levy, import, duty, charge, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any government or other taxing authority and to allow the Company to meet its obligations under the Tax Receivable Agreement (described below).

One-to-One Ratio.  The LLC Agreement contains various provisions requiring that the Company and CPE LLC take certain actions in order to maintain, at all times, a one-to-one ratio between the number of common membership units held by the Company and the number of shares of its common stock outstanding.  This one-to-one ratio must also be maintained in the event that the Company issues additional securities or incurs debt or issues any debt securities.  If the Company redeems, repurchases, acquires, exchanges, cancels or terminates any shares of its common stock, this action must be accompanied by an immediately prior identical (including with respect to the appropriate consideration paid for such action) redemption, repurchase, acquisition, exchange, cancellation or termination of common membership units of CPE LLC held by the Company.  In addition, in general, upon any consolidation or merger or combination to which the Company is a party or any sale or disposition of all or substantially all of the Company’s assets to a third party, the Company is required to take all necessary action so that the common membership units held by any non-managing member are exchangeable on a per-common membership unit basis at any time or from time to time following such event into the kind and amount of shares of stock and/or other securities or property (including cash) receivable upon such event by holders of the Company’s common stock.  Upon the exercise of options the Company has issued or the issuance of other types of equity compensation (such as issuances of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), the size of the Company’s managing member interest in CPE LLC will increase by a number of common units equal to the number of the Company’s shares being issued in connection with the exercise of options or the issuance of shares for other types of equity compensation.

Information.  The LLC Agreement provides that the members of CPE LLC are entitled to certain information regarding CPE LLC.  This information includes quarterly and annual information regarding CPE LLC, information required for certain tax matters and any other information required under Delaware law or as reasonably requested by a member.

Confidentiality.  Each member agrees to maintain the confidentiality of any information received by the member or its affiliates and representatives in connection with the transactions contemplated by the LLC Agreement which the Company, as manager, notifies the member is confidential for a period of three years following the earlier of the date of dissolution of CPE LLC or the date such member ceases to be a member, with customary exceptions, including to the extent disclosure is required by law or judicial process.

Amendment.  Unless otherwise required by law, the LLC Agreement may be amended only by the written consent of each of the Company, in the Company’s capacity as manager, and the non-managing members; provided, however, that no amendment may be made without the consent of the holder if the amendment would adversely affect the rights of the holder other than on a pro rata basis with other holders of common membership units (it being understood that any amendment to the Rio Tinto approval rights prior to the date the approval rights terminate shall require Rio Tinto’s consent).  In addition, the LLC Agreement also provides that any amendment to the Management Services Agreement that could materially adversely impact the economic interests of the members requires the consent of the non-managing members prior to the execution of the amendment by the Company, in its capacity as manager, on behalf of CPE LLC.  The consent rights of the non-managing member with respect to any amendments shall terminate when the non-managing members cease to own in the aggregate at least 10% of the common membership units outstanding following the IPO.

Indemnification.  The LLC Agreement provides for indemnification of the manager, members and officers of CPE LLC and their respective subsidiaries or affiliates from and against liabilities arising out of or relating to the business of CPE LLC, the LLC Agreement, any person’s status as a manager, member, director or officer of CPE LLC or any action taken by any manager, member, director or officer of CPE LLC under the LLC Agreement or otherwise on behalf of CPE LLC, except that no person entitled to indemnification under the LLC Agreement will be entitled to indemnification if the liability results from the gross negligence or willful misconduct of such person.

Fiduciary Duties.  Circumstances may arise in the future when the interests of the members in CPE LLC conflict with the interests of the Company’s stockholders.  As manager of CPE LLC, the Company owes fiduciary duties to the non-managing members of CPE LLC that may conflict with fiduciary duties the Company’s officers and directors owe to the Company’s stockholders.

A copy of the LLC Agreement is attached hereto as Exhibit 10.5 and incorporated herein by reference.  The foregoing summary description of the LLC Agreement is qualified in its entirety by reference to the Third Amended and Restated Agreement filed as Exhibit 10.5.

Acquisition Agreement

On November 19, 2009, the Company entered into the Acquisition Agreement, by and between the Company and RTEA (the “Acquisition Agreement”), pursuant to which the Company acquired a portion of RTEA’s interest in Rio Tinto America’s western U.S. coal business (other than the Colowyo mine).  Under the Acquisition Agreement, RTEA sold to the Company 30,600,000 common membership units of CPE LLC (the number of common membership units equal to the number of shares of the Company’s common stock sold in the IPO).

A copy of the Acquisition Agreement is attached hereto as Exhibit 10.6 and incorporated herein by reference.  The foregoing summary description of the Acquisition Agreement is qualified in its entirety by reference to the Acquisition Agreement filed as Exhibit 10.6.

Promissory Note

On November 19, 2009, as consideration for the common membership units acquired by the Company under the Acquisition Agreement, the Company issued a promissory note (the “CPE Note”) to RTEA in an amount equal to the purchase price for the units and are required to use the net proceeds from the IPO to immediately repay the CPE Note.  The CPE Note is immediately payable following the completion of the IPO and does not bear interest unless the Company defaults on its repayment obligations, in which case interest accrues from the date the payment was due until the payment is made at a rate of 10% per annum.  RTEA also agrees, in the event the underwriters exercise their over-allotment option, to sell to the Company a number of common membership units equal to the number of shares of the Company’s common stock sold in the over-allotment.  Assuming the underwriters exercise their over-allotment option in full, the Company will use the proceeds of the over-allotment to pay for those units and own approximately 59.26% of the common membership units of CPE LLC, taking into account the shares of restricted stock to be issued to the Company’s directors and employees in connection with the IPO.  The per unit purchase price the Company pays for the common membership units purchased pursuant to the Acquisition Agreement is generally equal to the per share purchase price that the Company’s common stock is sold to the public pursuant to the IPO, less underwriting discounts and commissions.

A copy of the CPE Note is attached hereto as Exhibit 10.7 and incorporated herein by reference.  The foregoing summary description of the CPE Note is qualified in its entirety by reference to the CPE Note filed as Exhibit 10.7.

Trademark Assignment Agreement

In addition to the Master Separation Agreement, on November 19, 2009, CPE LLC and Rio Tinto Energy America Inc. entered into the Trademark Assignment Agreement (the “Trademark Assignment Agreement”), among certain other intellectual property agreements, assigning to the Company certain trademarks used in the Company’s business, allowing the Company to use the Rio Tinto trademarks on a transitional basis and licensing certain software.

A copy of the Trademark Assignment Agreement is attached hereto as Exhibit 10.8 and incorporated herein by reference.  The foregoing summary description of the Trademark Assignment Agreement is qualified in its entirety by reference to the Trademark Assignment Agreement filed as Exhibit 10.8.

Management Services Agreement

On November 19, 2009, the Company entered into the Management Services Agreement, by and between the Company and CPE LLC (the “Management Services Agreement”), pursuant to which the Company agreed to provide certain management services to CPE LLC.  In exchange for the services, CPE LLC will reimburse the Company for compensation and other expenses of certain of the Company’s officers and for reasonable out-of-pocket costs and expenses incurred by the Company for providing the management services, including legal, accounting and other third-party advisors and consultants, certain insurance costs and other items of corporate overhead and costs associated with the Company’s maintenance of the Company’s corporate existence and status as a reporting company under the federal securities laws, including costs related to the Registration Rights Agreement.  CPE LLC will also provide reasonable administrative and support services to the Company, such as office facilities, equipment, supplies, payroll and accounting and financial reporting.  The Management Services Agreement also provides that the Company’s employees may participate in CPE LLC’s benefit plans, and that CPE LLC employees may participate in the Company’s equity incentive plan.  CPE LLC agreed to indemnify the Company for any losses arising from its performance under the Management Services Agreement, except that the Company agreed to indemnify CPE LLC for any losses caused by its willful misconduct or gross negligence.  In the event the Company ceases to serve as manager of CPE LLC, the Management Services Agreement automatically terminates.

A copy of the Management Services Agreement is attached hereto as Exhibit 10.9 and incorporated herein by reference.  The foregoing summary description of the Management Services Agreement is qualified in its entirety by reference to the Management Services Agreement filed as Exhibit 10.9.

RTEA Coal Supply Agreement

On November 19, 2009, CPE LLC and RTEA entered into the RTEA Coal Supply Agreement (the “Coal Supply Agreement”), pursuant to which CPE LLC receives the economic benefits and risks of certain coal supply contracts previously entered into by RTEA or its affiliates that could not be assigned to the Company, CPE LLC or its subsidiaries.  The coal to be delivered under the Coal Supply Agreement will be sourced from the Company’s mines, which were previously held, operated and controlled by RTEA or its affiliates prior to the completion of the IPO.  CPE LLC will agree to perform RTEA’s obligations under certain coal supply contracts and will receive from RTEA the customer payments made under those agreements. As payment for the sale of coal by, and services of, CPE LLC, RTEA will pay CPE LLC a fee equal to all payments actually received by RTEA from the customers for the coal over the term of the Coal Supply Agreement.  The Coal Supply Agreement will expire when the coal supply contracts, which cannot be assigned to the Company, expire. CPE LLC will indemnify RTEA for certain liabilities and failures of CPE LLC to perform its obligations under the agreement.

A copy of the Coal Supply Agreement is attached hereto as Exhibit 10.10 and incorporated herein by reference.  The foregoing summary description of the Coal Supply Agreement is qualified in its entirety by reference to the Coal Supply Agreement filed as Exhibit 10.10.

Tax Receivable Agreement

On November 19, 2009, the Company entered into a Tax Receivable Agreement, by and between the Company and RTEA (the “Tax Receivable Agreement”).  The IPO and the related transactions, as well as subsequent acquisitions of RTEA’s units in CPE LLC by the Company or CPE LLC, are expected to increase the Company’s tax basis in the Company’s share of CPE LLC’s tangible and intangible assets, as well as the Company’s basis in the equity of its subsidiaries and assets held by those subsidiaries.  These increases in tax basis are expected to increase the Company’s depreciation, amortization and cost depletion deductions and therefore to reduce the amount of tax that the Company would otherwise be required to pay in the future.

The Tax Receivable Agreement generally requires the Company to pay to RTEA approximately 85% of the amount of cash tax savings, if any, that the Company realizes as a result of the increases in tax basis that the Company expects to obtain in connection with the IPO and related transactions, subsequent acquisitions of RTEA’s units in CPE LLC by the Company or CPE LLC, as well as payments made by the Company under the Tax Receivable Agreement.  The Company expects to benefit from the remaining approximately 15% of cash tax savings, if any, that the Company realizes as a result of such tax basis step-up.  For purposes of the Tax Receivable Agreement, cash savings in income tax are generally computed by comparing the Company’s income tax liability to the tax liability that the Company would have had if it had structured the Company’s transactions with Rio Tinto in a manner in which the Company did not receive the increases in tax basis referred to above.  For administrative convenience, instead of calculating the exact amount of state and local income tax and franchise tax benefits that the Company receives, the Company will use an assumed federal income tax rate that is one percentage point higher than the actual federal income tax rate when calculating the Company’s tax benefits, which is intended to approximate the amount of state and local tax savings that the Company actually realizes.  The term of the Tax Receivable Agreement commences as of the consummation of the IPO and continues until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreement, as discussed below.  Estimating the benefits of the Company’s tax basis step-up and, accordingly, the amount of payments that may be made under the Tax Receivable Agreement is, by its nature, imprecise because the amount and timing of benefits and payments due under the Tax Receivable Agreement varies depending on a variety of factors, including the amount and timing of the Company’s income.  If, even without a tax basis step-up, the Company would not have had a tax liability in a taxable year, the Company generally will not be required to make payments under the Tax Receivable Agreement for that taxable year because the Company will not have realized tax savings for that year from the tax basis step-up.  However, any tax benefits related to the Company’s transactions with RTEA that do not result in realized tax savings in a given tax year will likely generate tax attributes that may be utilized to generate tax savings in previous or future tax years.  The utilization of such tax attributes will result in payments under the Tax Receivable Agreement.

Because of the potential size of the increases in tax basis referred to above, the Company expects to make substantial payments to RTEA under the Tax Receivable Agreement.  Based on the tax basis of the Company’s assets as of September 30, 2009 and CPE LLC’s operating plan which takes into account only the Company’s existing LBAs, the future payments under the Tax Receivable Agreement with respect to the controlling interest in CPE LLC that the Company acquired in the IPO and related transactions are estimated to be approximately $53.4 million in the aggregate and will be payable over the next 18 years (assuming no exercise of the underwriters’ over-allotment option).  This estimate is based on assumptions related to the Company’s business that could change and the actual payments could differ materially from this estimate.  Payments would be significantly greater if the Company generates income significantly in excess of the amounts used in the Company’s operating plan, for example, because the Company acquires additional LBAs beyond the Company’s existing LBAs and as a result the Company realizes the full tax benefit of such increased tax basis (or an increased portion thereof).  In addition, when the Company or CPE LLC acquire RTEA’s remaining units in CPE LLC (or a significant portion thereof), the Company will likely receive a further step-up in the Company’s tax basis based on the value the Company or CPE LLC pay for RTEA’s units at such time and, accordingly, the Company’s obligations under the Tax Receivable Agreement to pay RTEA 85% of any benefits the Company receives as a result of such further step-up would significantly increase.  The Company’s obligation may also increase if there are changes in law, including the increase of current corporate income tax rates.  The Company’s payment obligations under the Tax Receivable Agreement will not be conditioned upon RTEA’s or its affiliate’s continued ownership of an interest in CPE LLC or the Company’s available cash resources.

Distributions from CPE LLC.  As managing member, the Company intends to cause CPE LLC to distribute cash to the Company sufficient to enable the Company to fulfill all of its obligations under the Tax Receivable Agreement.  These distributions are made on a per-unit basis, meaning corresponding distributions are made to all holders of units in CPE LLC, including RTEA, in proportion to their percentage interests on the date of the distribution.  Although distributions from CPE LLC to enable the Company to fulfill its obligations under the Tax Receivable Agreement will generally be permitted under the terms of the debt financing transactions, it is possible that certain payment obligations under the Tax Receivable Agreement may be limited.

Changes in Control.  If the Company or CPE LLC undergoes a change in control other than a change in control caused by RTEA and within 180 days of such change in control RTEA no longer holds any units in CPE LLC, and the Company does not otherwise elect to terminate the Tax Receivable Agreement as discussed below, payments to RTEA under the Tax Receivable Agreement will continue on a yearly basis but will be based on an agreed upon set of assumptions.  In this case, the Company’s assumed cash tax savings, and consequently the Company’s payments due under the Tax Receivable Agreement, could exceed the Company’s actual cash tax savings each year by material amounts.  If the Company undergoes such a change in control and the Company’s credit rating is impaired, the Company will be required to provide credit support to Rio Tinto.

Asset Sales.  In addition to the Company’s obligations to make payments to RTEA with respect to the Company’s actual cash tax savings, if CPE LLC sells any asset with a gross value greater than $10 million outside the ordinary course of its business in a wholly or partially taxable transaction, the Company is required to make yearly payments to RTEA equal to RTEA’s deemed cost of financing its accelerated tax liabilities with respect to such sale and after such asset sales the Company is required to make certain adjustments to the calculation of the Company’s actual cash tax savings for taxable years following sales or redemptions of RTEA’s units in CPE LLC.  These adjustments could result in an acceleration of the Company’s obligations under the Tax Receivable Agreement.  In addition, the debt financing transactions contain limitations on CPE LLC’s ability to make distributions, which could affect the Company’s ability to meet these payment obligations.  These limitations on CPE LLC’s ability to make distributions may limit the Company’s ability to engage in certain taxable asset sales or dispositions outside the ordinary course of the Company’s business.  The Company could also seek to obtain RTEA’s consent to any such transaction which they would not be obligated to provide.  Further, if CPE LLC transfers an asset outside the ordinary course of business in a wholly or partially tax-free transaction to an entity which does not provide the Company with sufficient information to calculate tax savings with respect to such asset, CPE LLC will be treated as having sold that asset in a taxable transaction for purposes of determining the Company’s cash tax savings and this will result in an acceleration of the Company’s obligations under the Tax Receivable Agreement.

Prohibited Transfers.  In order to protect the value of the payments that RTEA expects to receive under the Tax Receivable Agreement, the Company is prohibited in certain cases from transferring assets to entities treated as (or entities owned by subsidiaries of CPE LLC treated as) corporations for U.S. federal income tax purposes in transfers which are not wholly-taxable if such transfer would be outside the ordinary course of the Company’s business.

Early Termination and Default.  If the Company breaches any of the Company’s material obligations under the Tax Receivable Agreement, whether as a result of the Company’s failure to make any payment when due (subject to a specified cure period), failure to honor any other material obligation under the Tax Receivable Agreement or by operation of law as a result of the rejection of the Tax Receivable Agreement in a case commenced under the Bankruptcy Code or otherwise, such default will permit RTEA to enforce its rights under the Tax Receivable Agreement, including by acceleration of the Company’s obligations to an amount equal to the net present value of each future payment, based on an agreed upon set of assumptions.  The Company has the right to terminate the Tax Receivable Agreement at any time and, if the Company so elects, its obligations under the Tax Receivable Agreement will be accelerated and calculated in the same manner as acceleration in default.

IRS Determinations.  The Company’s ability to achieve benefits from any tax basis increase, and therefore the payments expected to be made under the Tax Receivable Agreement, will depend upon a number of factors, as discussed above, including the timing and amount of the Company’s future income.  If the U.S. Internal Revenue Service were to subsequently challenge one or more of the Company’s tax positions relevant to the Tax Receivable Agreement, and if such challenge were ultimately upheld, the terms of the Tax Receivable Agreement require RTEA to repay to the Company an amount equal to the prior payments made by the Company to

RTEA in respect of any disallowed cash tax savings.  Further, such a challenge could result in a decrease to the Company’s tax benefits as well as the Company’s future obligations under the Tax Receivable Agreement.  The Company must obtain RTEA’s consent prior to settlement of any such challenge if it may affect RTEA’s rights and obligations under the Tax Receivable Agreement.

A copy of the Tax Receivable Agreement is attached hereto as Exhibit 10.11 and incorporated herein by reference.  The foregoing summary description of the Tax Receivable Agreement is qualified in its entirety by reference to the Tax Receivable Agreement filed as Exhibit 10.11.

Item 1.02.              Termination of a Material Definitive Agreement.

Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets.

Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 8.01.              Other Events.

On November 19, 2009, the Company’s Form S-1 Registration Statement, as amended (File No. 333-161293), was declared effective, and the Company entered into the structuring transactions as described therein.  The Company issued a total of 30,600,000 shares of its common stock, par value $0.01 per share, in the IPO.  In addition, the underwriters have the option to purchase up to an additional 4,590,000 shares pursuant to the exercise of their over-allotment option.

On November 20, 2009, the Company issued a press release announcing the pricing of its IPO.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 20, 2009, CPE LLC and Cloud Peak Energy Finance Corp. announced the pricing of $300 million of 8.25% senior notes due 2017 and $300 million of 8.50% senior notes due 2019.  The senior notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act in an offering with registration rights.  The senior notes are guaranteed by all of CPE LLC’s existing and future restricted subsidiaries that will guarantee CPE LLC’s debt under CPE LLC’s credit agreement.  The senior notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

On November 20, 2009, the Company issued a press release announcing the pricing of the senior notes offered by CPE LLC and Cloud Peak Energy Finance Corp.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)             Exhibits

1.1       Underwriting Agreement, dated as of November 19, 2009, by and among Cloud Peak Energy Inc., Cloud Peak Energy Resources LLC and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and RBC Capital Markets Corporation, as representatives of the several underwriters

10.1     Master Separation Agreement, dated as of November 19, 2009, by and among Cloud Peak Energy Inc., Cloud Peak Energy Resources LLC (and its subsidiaries listed on the signature page), Rio Tinto America Inc., Rio Tinto Energy America Inc. and Kennecott Management Services Company

10.2     Transition Services Agreement, dated as of November 19, 2009, by and among Cloud Peak Energy Inc., Cloud Peak Energy Resources LLC and Rio Tinto Services Inc.

10.3     Registration Rights Agreement, dated as of November 19, 2009, by and among Cloud Peak Energy Inc., Cloud Peak Energy Resources LLC, Rio Tinto America Inc., Rio Tinto Energy America Inc., and Kennecott Management Services Company

10.4     Employee Matters Agreement, dated as of November 19, 2009, by and among Cloud Peak Energy Inc., Cloud Peak Energy Resources LLC, Rio Tinto America Inc., Rio Tinto Energy America Inc., Cloud Peak Energy Services Company and, for a limited purpose, Rio Tinto plc and Rio Tinto Limited

10.5     Third Amended and Restated Limited Liability Company Agreement of Cloud Peak Energy Resources LLC, dated as of November 19, 2009, by and among Cloud Peak Energy Inc., Rio Tinto Energy America Inc. and Kennecott Management Services Company

10.6     Acquisition Agreement, dated as of November 19, 2009, by and between Cloud Peak Energy Inc. and Rio Tinto Energy America Inc.

10.7     Promissory Note, dated as of November 19, 2009, by Cloud Peak Energy Inc. in favor of Rio Tinto Energy America Inc.

10.8     Trademark Assignment Agreement, dated as of November 19, 2009, by and among Cloud Peak Energy Resources LLC and Rio Tinto Energy America Inc.

10.9     Management Services Agreement, dated as of November 19, 2009, by and between Cloud Peak Energy Inc. and Cloud Peak Energy Resources LLC

10.10   RTEA Coal Supply Agreement, dated as of November 19, 2009, by and between Cloud Peak Energy Resources LLC and Rio Tinto Energy America Inc.

10.11   Tax Receivable Agreement, dated as of November 19, 2009, by and between Cloud Peak Energy Inc. and Rio Tinto Energy America Inc.

99.1     Press release, dated November 20, 2009, issued by Cloud Peak Energy Inc.

99.2     Press release, dated November 20, 2009, issued by Cloud Peak Energy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

	By:	/s/ Amy J. Stefonick
Name: Amy J. Stefonick
Title: Corporate Secretary

Date: November 25, 2009

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

1.1

Underwriting Agreement, dated as of November 19, 2009, by and among Cloud Peak Energy Inc., Cloud Peak Energy Resources LLC and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and RBC Capital Markets Corporation, as representatives of the several underwriters

E

10.1

Master Separation Agreement, dated as of November 19, 2009, by and among Cloud Peak Energy Inc., Cloud Peak Energy Resources LLC (and its subsidiaries listed on the signature page), Rio Tinto America Inc., Rio Tinto Energy America Inc. and Kennecott Management Services Company

E

10.2	Transition Services Agreement, dated as of November 19, 2009, by and among Cloud Peak Energy Inc., Cloud Peak Energy Resources LLC and Rio Tinto Services Inc.	E

10.3

Registration Rights Agreement, dated as of November 19, 2009, by and among Cloud Peak Energy Inc., Cloud Peak Energy Resources LLC, Rio Tinto America Inc., Rio Tinto Energy America Inc., and Kennecott Management Services Company

E

10.4

Employee Matters Agreement, dated as of November 19, 2009, by and among Cloud Peak Energy Inc., Cloud Peak Energy Resources LLC, Rio Tinto America Inc., Rio Tinto Energy America Inc., Cloud Peak Energy Services Company and, for a limited purpose, Rio Tinto plc and Rio Tinto Limited

E

10.5

Third Amended and Restated Limited Liability Company Agreement of Cloud Peak Energy Resources LLC, dated as of November 19, 2009, by and among Cloud Peak Energy Inc., Rio Tinto Energy America Inc. and Kennecott Management Services Company

E

10.6	Acquisition Agreement, dated as of November 19, 2009, by and between Cloud Peak Energy Inc. and Rio Tinto Energy America Inc.	E

10.7	Promissory Note, dated as of November 19, 2009, by Cloud Peak Energy Inc. in favor of Rio Tinto Energy America Inc.	E

10.8	Trademark Assignment Agreement, dated as of November	E

19, 2009, by and among Cloud Peak Energy Resources LLC and Rio Tinto Energy America Inc.

10.9	Management Services Agreement, dated as of November 19, 2009, by and between Cloud Peak Energy Inc. and Cloud Peak Energy Resources LLC	E

10.10	RTEA Coal Supply Agreement, dated as of November 19, 2009, by and between Cloud Peak Energy Resources LLC and Rio Tinto Energy America Inc.	E

10.11	Tax Receivable Agreement, dated as of November 19, 2009, by and between Cloud Peak Energy Inc. and Rio Tinto Energy America Inc.	E

99.1	Press release, dated November 20, 2009, issued by Cloud Peak Energy Inc.	E

99.2	Press release, dated November 20, 2009, issued by Cloud Peak Energy Inc.	E